Exhibit 4.1



                                SENA 401(K) PLAN

               (As Amended and Restated Effective January 1, 2001)

                                TABLE OF CONTENTS


                                                                            PAGE



SECTION 1......................................................................1
   Introduction................................................................1
       1.1   Purpose...........................................................1
       1.2   Effective Date, Plan Year.........................................1
       1.3   Employers.........................................................1
       1.4   Plan Administration...............................................1
       1.5   Trustee, Trust Agreement, Trust Fund..............................2
       1.6   Examination of Plan Documents.....................................2
       1.7   Notices...........................................................2
       1.8   Gender and Number.................................................2
       1.9   Plan Supplements..................................................2
       1.10  Benefits for Participants Terminating Prior to January 1, 2001....3

SECTION 2......................................................................4
   Eligibility and Participation...............................................4
       2.1   Eligibility.......................................................4
       2.2   Year of Service...................................................5
       2.3   Leave of Absence..................................................7
       2.4   Reemployed Former Participant.....................................7
       2.5   Restricted Participation..........................................7
       2.6   Election to Defer Compensation....................................7
       2.7   Compensation and Adjusted Compensation............................8

SECTION 3.....................................................................10
   Employer Contributions.....................................................10
       3.1   Income Deferral Contributions....................................10
       3.2   Matching Employer Contributions..................................10
       3.3   Tax Deductibility................................................10
       3.4   Limitations on Income Deferrals..................................10
       3.5   Highly Compensated Participants..................................12
       3.6   American Depositary Shares.......................................13
       3.7   Verification of Employer Contributions...........................13
       3.8   No Interest in Employers.........................................13
       3.9   Substitute Employer Contributions................................14


SECTION 4.....................................................................15
   Plan Accounting............................................................15
       4.1   Accounts.........................................................15
       4.2   The Trust Fund and Investment Funds..............................15
       4.3   Allocation of Matching Employer Contributions....................15
       4.4   SEO Unitized Stock Fund..........................................15
       4.5   Other Account Adjustments........................................16
       4.6   Investment Elections.............................................16
       4.7   Transfers Between Investment Funds...............................16
       4.8   Statement of Accounts............................................17
       4.9   Rollovers........................................................17
       4.10  Authority of Board to Modify Accounting Procedures...............17

SECTION 5.....................................................................19
   Nonforfeitable Rights, Voting of Shares and Distributions..................19
       5.1   Nonforfeitable Rights............................................19
       5.2   Voting of American Depositary Shares.............................19
       5.3   Distribution Upon Termination....................................19
       5.4   Designation of Beneficiary.......................................21
       5.5   Hardship Withdrawals.............................................22
       5.6   Pre-Termination Distributions....................................23
       5.7   Loans to Participants............................................24
       5.8   Direct Transfer of Eligible Rollover Distributions...............26
       5.9   Distribution to Alternate Payees.................................27

SECTION 6.....................................................................29
   Limitations on Contributions...............................................29
       6.1   Contribution Limitations.........................................29

SECTION 7.....................................................................31
   General Provisions.........................................................31
       7.1   Interests Not Transferable.......................................31
       7.2   Facility of Payment..............................................31
       7.3   Absence of Guaranty..............................................31
       7.4   Employment Rights................................................31
       7.5   Litigation by Participants or Other Persons......................31
       7.6   Evidence.........................................................32
       7.7   Action by Employers..............................................32
       7.8   Review of Benefit Determinations.................................32
       7.9   Waiver of Notice.................................................33
       7.10  Controlling Law..................................................33
       7.11  Determination of Fair Market Value...............................33
       7.12  Statutory References.............................................33
       7.13  Severability.....................................................33
       7.14  Fiduciary Responsibilities.......................................33
       7.15  Withholding......................................................34
       7.16  Leased Employees.................................................34

SECTION 8.....................................................................35
   The SENA 401(k) Board......................................................35
       8.1   Membership.......................................................35
       8.2   Board's General Powers, Rights and Duties........................35
       8.3   Manner of Action.................................................36
       8.4   Interested Board Member..........................................37
       8.5   Resignation or Removal of Board Members..........................37
       8.6   Information Required by Board....................................37
       8.7   Uniform Rules....................................................38
       8.8   Board's Decision Final...........................................38

SECTION 9.....................................................................39
   Amendment, Termination and Plan Merger.....................................39
       9.1   Amendment........................................................39
       9.2   Termination......................................................39
       9.3   Plan Merger or Consolidation.....................................39
       9.4   Notice of Amendment, Termination or Plan Merger..................40

SUPPLEMENT A
   Special Rules When Plan is Top-Heavy

SUPPLEMENT B

SUPPLEMENT C

SUPPLEMENT D

SUPPLEMENT E

SUPPLEMENT F

                                SENA 401(K) PLAN


                                    SECTION 1

                                  Introduction


1.1      Purpose

                  SENA 401(K) PLAN (the "plan") is maintained by Stora Enso North America Corp. ("SENA") for eligible employees of SENA and United States subsidiaries of SENA that adopt the plan and trust with the consent of SENA. Prior to August 31, 2000, the plan was maintained by Consolidated Papers, Inc. ("Consolidated") and was named Consolidated Employees' Tax-Saver Investment Plan (the "prior plan"). The prior plan was amended and renamed the SENA 401(k) Plan effective as of November 15, 2000. The plan is intended to meet the requirements of a qualified profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The purpose of the plan is to permit eligible employees of SENA and adopting subsidiaries of SENA to defer receipt of current compensation under the qualified cash or deferred arrangement which forms part of the plan and to share in employer matching contributions, thereby assisting eligible employees in providing for future financial security.


1.2      Effective Date, Plan Year

                  The original plan was established January 1, 1977 and amended and restated effective January 1, 1983 and January 1, 1987. The "effective date" of the amendment and restatement of the plan as set forth herein is January 1, 2001. A "plan year" means SENA's taxable year for federal income tax purposes, which taxable year is the calendar year.


1.3      Employers

                  SENA and any United States subsidiary of SENA which adopts the plan and trust with the consent of SENA are sometimes referred to hereinafter collectively as the "employers" and individually as an "employer."


1.4      Plan Administration

                  The plan will be administered by the SENA 401(k) Board (the "Board") consisting of four members appointed by SENA, as described in Section 8.


1.5      Trustee, Trust Agreement, Trust Fund

                  Funds contributed by the employers under the plan will be held and invested in a trust fund, until distributed, by a trustee (the "trustee") appointed by SENA. The trustee will act under a trust agreement between the employers and the trustee. Participants will be notified of the identity of the trustee, and of any change in trustee.


1.6      Examination of Plan Documents

                  Copies of the plan and trust agreement, and any amendments thereto, will be made available at the principal office of each employer where they may be examined by any participant or beneficiary entitled to receive benefits under the plan. The provisions of and benefits under the plan are subject to the terms and provisions of the trust agreement.


1.7      Notices

                  Any notice or document required to be given to or filed with the Board shall be considered as given or filed if delivered or mailed by registered mail, postage prepaid, addressed as follows:

                             SENA 401(k) Board
                             c/o Stora Enso North America Corp.
                             510 High Street
                             P.O. Box 8050
                             Wisconsin Rapids, Wisconsin  54495-8050



1.8      Gender and Number

                  Words in the masculine gender shall include the feminine and neuter genders and, where the context admits, the plural shall include the singular, and the singular shall include the plural.


1.9      Plan Supplements

                  The provisions of the plan may be modified by supplements to the plan. The terms and provisions of each supplement are a part of the plan and supersede the provisions of the plan to the extent necessary to eliminate inconsistencies between the plan and the supplement.


1.10     Benefits for Participants Terminating Prior to January 1, 2001

                  Except as otherwise specifically provided under this plan, the benefits of a participant who retired or otherwise terminated employment with the employers prior to January 1, 2001 will be determined in accordance with the terms of the plan as in effect on the date of such participant's retirement or termination of employment and shall not be affected by any subsequent amendment to the plan or the trust unless such amendment specifically provides that such participant's benefits are to be affected thereby.

                                    SECTION 2

                          Eligibility and Participation


2.1      Eligibility

                  Subject to the limitations and conditions of the plan, each employee of an employer who was an active participant in the plan immediately prior to January 1, 2001 will continue as a participant on and after that date. Each other active full-time employee (as defined below) who is not an intermittent employee (as defined below) will be eligible to become a participant in the plan on the date of his employment if he does not belong to a collective bargaining unit of employees represented by a collective bargaining representative, except to the extent that an agreement between the employer and such representative extends the plan to such unit of employees, excluding all employees who are participants in the Stora Enso North America Retirement and Savings Plan. Notwithstanding the foregoing, each other active employee who does not satisfy the requirements set forth in the preceding sentence will be eligible to become a participant in the plan upon completion of both of the following requirements:

                  (a) He has completed one year of service (as defined in subsection 2.2); and

                  (b) He does not belong to a collective bargaining unit of employees represented by a collective bargaining representative, except to the extent that an agreement between the employer and such representative extends the plan to such unit of employees.

                  A "full-time employee" is an employee who at the time of his employment is employed as a full time employee and is expected to complete a year of service as defined in subsection 2.2 commencing on the date of his employment.

                  An "intermittent employee" is any employee who at the time of his employment is employed as a temporary employee under one of the following employment categories: permanent part time; temporary full time; or temporary part time. Because of the noncontinuous nature of his work or the reduced schedule of his work, an "intermittent employee" is not necessarily likely to complete a year of service as defined in subsection 2.2 commencing on the date of his employment.

                  Each employee will be notified of the date as of which he becomes a participant and will be furnished with a summary plan description in accordance with governmental rules and regulations. Each participant will become eligible to make income deferral contributions in accordance with subsection
2.6. An employee who would be eligible to participate in the plan, except for the fact that he belongs to a collective bargaining unit, will become a participant on the date such limitation no longer applies to the participant and will then be eligible to make income deferral contributions in accordance with subsection 2.6.


2.2      Year of Service

                  A "year of service" means each 12-consecutive month period commencing on the date an employee is first employed by an employer, and on each anniversary date thereof, during which he completes 1,000 hours of service (as defined below), subject to the following:

                  (a) A leave of absence (as defined below) will not interrupt continuity of employment for purposes of the plan but not more than 501 hours of service will be credited to an employee for any one continuous period of leave of absence.

                  (b) A period of concurrent employment with two or more employers will be considered as employment with one employer during that period and an employee's employment with any predecessor to an employer will be considered as employment with that employer.

                  (c) The termination of any employee's employment with one employer will not interrupt the continuity of his employment or participation if, concurrently with or immediately after such termination, he is employed by one or more other employers.

                  (d) If a former employee of the employers is reemployed by an employer before he has incurred a one-year break in service (as defined in subparagraph (f) below) his employment with the employers shall not be deemed to have terminated.

                  (e) A period of employment with a controlled group member (as defined below) which is not an employer will be considered a period of employment with an employer for purposes of determining years of service. A "controlled group member" means any corporation or other trade or business which is under common control with an employer within the meaning of Sections 414(b) and 414(c) of the Code .

                  (f) If a former employee of the employers who has not satisfied the requirements of subparagraph 2.1(a) is reemployed by an employer after he has incurred a one-year break in service, his prior period of employment and years of service with the employers prior to such one-year break in service shall be disregarded for all purposes of the plan upon his reemployment and such employee shall be treated as a new employee for all purposes of the plan. A "one-year break in service" will be deemed to have occurred for each 12-month period (which 12-month period shall be the same period for which a year of service is computed) ending on or after the date of an employee's termination of employment during which he has completed less than 501 hours of service.

                  (g) In the case of a maternity or paternity absence (as defined below) which commences on or after January 1, 1985, an employee shall be credited, for the first 12-month period (which 12-month period shall be the same period for which breaks in service are computed as described in subparagraph (f) above) in which he otherwise would have incurred a one-year break in service (and solely for purposes of determining whether such a break in service has occurred), with the hours of service which normally would have been credited to him but for such absence (or, if the Board is unable to determine the hours which would have been so credited, 8 hours for each work day of such absence). A "maternity or paternity absence" means an employee's absence from work because of the pregnancy of the employee or birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for purposes of caring for the child immediately following such birth or placement. The Board may require the employee to furnish such information as the Board considers necessary to establish that the employee's absence was for one of the reasons specified above.

An "hour of service" means each hour for which an employee is directly or indirectly paid, or entitled to payment, by an employer for the performance of duties and for reasons other than the performance of duties, including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an employer, determined and credited in accordance with Department of Labor Reg. Sec. 2530.200b-2.


2.3      Leave of Absence

                  A leave of absence will not interrupt continuity of service or participation in the plan. A "leave of absence" for plan purposes means a leave of absence required by law or granted by an employer on account of service in military or governmental branches described in any applicable statute granting reemployment rights to employees who entered such branches, or any other military or governmental branch designated by the employers, and also means any other absence from active employment with an employer under conditions which are not treated by an employer as a termination of employment including, but not limited to, vacations, holidays, maternity, illness, incapacity or jury duty. Leaves of absence will be governed by rules uniformly applied to all employees similarly situated. Notwithstanding any provision of the plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.


2.4      Reemployed Former Participant

                  If a former participant in the plan is reemployed by an employer after incurring a one-year break in service, he will again become a participant in the plan on the date he meets the requirements of subsection 2.1 and will be eligible to make income deferral contributions under subsection 2.6 on the date he becomes a participant.


2.5      Restricted Participation

                  In the event a participant in the plan is transferred to employment with a unit of employees described in subparagraph 2.1(b) to which the plan has not been extended, he shall be treated as a participant for all purposes of the plan except that the participant shall not be entitled to defer additional amounts under the plan as provided in subsection 2.6 after the date of such transfer. If such a participant subsequently again satisfies the requirements of subsection 2.1(b) of the plan, he will become an active participant in the plan on the date he meets the requirements of subsection 2.1(b) and will be eligible to make income deferral contributions under subsection 2.6 on the date he becomes a participant.


2.6      Election to Defer Compensation

                  Subject to the limitations of subsection 3.4, a participant, if he so desires, may defer payment of a percentage (in increments of one-half percent) of his compensation ("income deferral contributions"), not exceeding 15 percent thereof, by electing, in a manner prescribed by the Board, to have such percentage withheld from his compensation and contributed to the plan on his behalf by his employer.

                  For the plan year beginning on January 1, 2001, no participant may elect to make income deferral contributions for any plan year in excess of $10,500. For plan years beginning on or after January 1, 2002, no participant may elect to make income deferral contributions in excess of:

               -----------------------------------------------------------------
               Income Deferral Contribution Limit     For Plan Years Beginning
               -----------------------------------------------------------------
                             $11,000                    January 1, 2002
               -----------------------------------------------------------------
                             $12,000                    January 1, 2003
               -----------------------------------------------------------------
                             $13,000                    January 1, 2004
               -----------------------------------------------------------------
                             $14,000                    January 1, 2005
               -----------------------------------------------------------------
               $15,000 (or such greater amount as       January 1, 2006 or after
                 determined pursuant to Section
                    402(g)(4) of the Code).
               -----------------------------------------------------------------


                  The Board reserves the right to adjust the income deferral contribution percentages of such participants as necessary in order to satisfy the limitation requirements of such contributions under Section 415 of the Code.

                  The amounts withheld from a participant's compensation pursuant to the participant's election shall be contributed to the plan by the participant's employer and credited to his investment account(s) as provided in subsection 3.1. A participant may elect to change the rate of his deferrals, suspend or resume such deferrals, within the limits stated above, by making a new election.

                  Each election under this subsection shall be made at such time, in such manner and in accordance with such rules as the Board shall determine and initially shall be effective for compensation paid on the first payment date coincident with or next following the date for which such election is effective.


2.7      Compensation and Adjusted Compensation

                  A participant's "compensation" for any plan year means the sum total of the adjusted compensation (as defined below) paid to him during that plan year for services rendered to the employers as an employee and the amount of any income deferral contributions made for such year under Sections 125 and 401(k) of the Code. A participant's "adjusted compensation" for any plan year means a participant's compensation to be reported on Internal Revenue Service Form W-2 excluding any extraordinary compensation (including, but not limited to, special project bonuses or incentives, non-cash items, disability payments, safety shoe and clothing allowances, taxable group term life insurance, taxable moving expense reimbursements, taxable compensation relating to the exercise, sale or other disposition of option stock or stock appreciation rights, directors' fees, awards, prizes or any other unusual compensation). "Adjusted Compensation" shall include annual management incentive bonuses, but shall not include any other bonuses or incentive payments unless the Board shall determine that such bonus or incentive payment shall be included. For plan year beginning on January 1, 2001, no "compensation" in excess of $170,000 shall be taken into account for purposes of the plan. For plan years beginning on or after January 1, 2002, no "compensation" in excess of $200,000 (or such greater amount as permitted under Section 401(a)(17) of the Code for such plan year) shall be taken into account for purposes of the plan.

                                    SECTION 3

                             Employer Contributions


3.1      Income Deferral Contributions

                  Subject to the limitations of this Section 3, each participant may elect to have contributed to the plan on his behalf, by making an election pursuant to subsection 2.6, the amount such participant has directed to have withheld from his compensation. Such contributions shall be paid to the trustee and credited to the participant's investment account(s) in accordance with the participant's investment election as provided in subsection 4.6, as soon as practicable after being withheld but, in any event not later than the 15th business day of the next following month.


3.2      Matching Employer Contributions

                  Subject to the limitations of this Section 3 and in addition to the income deferral contributions made under subsection 3.1, each employer will contribute 25 percent of the first 10 percent of the biweekly income deferral contributions made on behalf of the participant under subsections 2.6 and 3.1. Such contributions shall be paid to the trustee and credited to the participant's investment account(s) in accordance with the participant's investment election filed with the Board as provided in subsection 4.6, as soon as practicable after the end of the pay period for which such contribution is made, but, in any event, not later than 30 days following the end of the plan year, subject to the provisions of subsection 3.3.


3.3      Tax Deductibility

                  An employee's income deferral contributions and matching employer contribution are conditioned on their deductibility under Section 404 of the Code and, unless an employer specifies otherwise, shall not exceed an amount equal to the maximum amount deductible on account thereof by the employer for that year for purposes of federal taxes on income.


3.4      Limitations on Income Deferrals

                  In no event shall the actual deferral percentage (as defined below) of highly compensated participants (as defined in subsection 3.5) for any plan year exceed the greater of:

                  (a) the actual deferral percentage of all other participants for such plan year multiplied by 1.25; or

                  (b) the actual deferral percentage of all other participants for such plan year multiplied by 2.0; provided that the actual deferral percentage of the highly compensated participants does not exceed that of all other participants by more than 2 percentage points.

The "actual deferral percentage" of a group of participants for a plan year means the average of the ratios (determined separately for each participant in such group) of A to B where A equals the sum of:

                  (c) the income deferral contributions credited to each such participant's investment accounts (as described in subsection 4.2) for such plan year, and

                  (d) the matching employer contributions credited to each such participant's investment accounts (as described in subsection 4.2) for such plan year,

and B equals the participant's "compensation" for such plan year. For purposes of this subsection, "compensation" means an employee's compensation (as defined in Section 414(s) of the Code), including income deferral contributions made for such year under Sections 125 and 401(k) of the Code. The Board shall determine from time to time from the participant's current income deferral elections whether the foregoing limitation will be satisfied and, to the extent necessary to insure compliance with such limitation, shall reduce income deferral contributions made by highly compensated participants (in the order of their contribution amounts beginning with the largest amount) until such limitation is satisfied. In addition, if at any time, because of the foregoing limitations, a portion of the income deferrals withheld from a participant's compensation cannot be credited to his investment accounts, the participant shall be deemed not to have elected such income deferrals and the amount of such income deferral contributions (and any income allocable to such contributions) will be distributed to such highly compensated participant no later than two and one-half months after the close of the plan year for which such excess contribution was made. For purposes of determining the amount of any income for a plan year attributable to any excess contributions by a highly compensated participant (as defined in subsection 3.5) to be returned to such participant, the following formula will be used:

                  (i) First, the value of his account as of the beginning of the plan year and as of the last day of the plan year shall be determined.

                  (ii) Next, the gain or loss on such account shall be determined after first reducing the difference between the balance of the account as at the end of the year and the balance as at the beginning of the year by income deferral contributions made for such year.

                  (iii) Next, the amount calculated under paragraph (ii) shall be multiplied by a fraction the numerator of which is the excess contributions made by the participant for such year and the denominator of which is such participant's account as of the last day of such year, reduced by the amount of any gain for such year and increased by the amount of any loss for such year. Such amount shall be the amount of income to be returned to the participant for such year.

For purposes of this subsection, certain former employees (as determined under Section 414(q)(9) of the Code) shall be treated as employees for purposes of determining highly compensated participants.


3.5      Highly Compensated Participants

                  For purposes of subsection 3.4 of the plan, a "highly compensated participant" means any participant who:

                  (a) was a 5 percent owner of an employer or controlled group member during the current or immediately preceding plan year; or

                  (b) received annual compensation from an employer or controlled group member of more than $85,000 (or such greater amount as may be determined by the Commissioner of Internal revenue) during the immediately preceding plan year and was in the top-paid 20% of the employees for such year.

For purposes of this subsection 3.5, "compensation" shall mean total cash compensation determined in accordance with Section 415(c)(3) of the Code and regulations thereunder, but including any elective deferral (as defined in Section 402(g)(3) of the Code) and any amount contributed or deferred by an employee of an employer or controlled group member under Section 125 or 457 of the Code.


3.6      American Depositary Shares

                  Notwithstanding any other provision of the plan, effective upon the merger of Consolidated Papers, Inc. and Stora Enso Oyj, "company stock" shall mean American Depositary Shares (ADSs) of Stora Enso Oyj in place of common stock of Consolidated Papers, Inc.


3.7      Verification of Employer Contributions

                  A certificate of an independent certified public accountant selected by SENA shall be conclusive on all persons as to the amount of an employer's contributions under the plan for any plan year.


3.8      No Interest in Employers

                  The employers shall have no right, title or interest in the trust fund, nor will any part of the trust fund at any time revert or be repaid to an employer, unless:

                  (a) a contribution is made by such employer by mistake of fact and such contribution is returned to the employer within one year after payment to the trustee, or

                  (b) a contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the employer within one year after payment to the trustee.

                  (c) A matching employer contribution cannot be credited for such year because of the limitations of subsection 3.3 of the plan and such contribution is returned to the employer within one year after payment to the trustee.

The amount of any contribution that may be returned to an employer pursuant to subparagraph (a) or (b) above shall be reduced by any portion thereof previously distributed from the trust fund and by any losses of the trust fund allocable thereto and in no event may the return of such contribution cause any participant's account balances to be less than the amount of such balances had the contribution not been made under the plan.


3.9      Substitute Employer Contributions

                  If because of the limitations specified in subsection 3.3, an employer is prevented from making all or any portion of its contribution under subsection 3.2 for any plan year, then so much of such contribution which the employer is prevented from making will be made by the other employers as follows:

                  (a) If a consolidated federal income tax return is filed by SENA and the employers for such fiscal year, in such proportions as SENA shall specify, or

                  (b) If a consolidated federal income tax return is not filed by SENA and the employers for that fiscal year, each employer which is so prevented from making a contribution shall contribute an amount equal to the proportion of its total net income or accumulated profits remaining after deduction of its contributions made without regard to this subparagraph which the total contributions which one or more of such employers were so prevented from making bears to the total net income or accumulated profits of the employers which were not so prevented from making such contributions, determined after deducting all contributions which would have been made by them without regard to this subparagraph.

The provisions of this subsection shall apply only to a group of corporations which is an "affiliated group" within the meaning of Section 1504 of the Code. For all purposes of the plan, any contributions made by SENA or any of the employers under this subsection on behalf of an employer prevented from making all or any portion of its contribution shall be considered as having been made by the employer so prevented from making its contribution.

                                    SECTION 4

                                 Plan Accounting


4.1      Accounts

                  A separate account will be maintained in the name of each participant which will reflect the contributions made by his employer for his benefit under subsections 3.1 and 3.2 and his interest in each of the investment funds, if any, described in subsection 4.2. The Board may direct the maintenance of such other accounts or subaccounts as it deems necessary or desirable for purposes of plan administration. Unless the context indicates otherwise, references in the plan to a "participant's accounts" means all accounts maintained in his name under the plan.


4.2      The Trust Fund and Investment Funds

                  SENA maintains a trust agreement with a trustee under which all assets of the plan are held. The trust agreement provides for the administration of the trust fund. The establishment of individual accounts for each participant shall not be construed to prevent the trustee from commingling and maintaining the various participants' accounts as a single fund.

                  The trust shall consist of such "investment funds" as the Board may from time to time establish, terminate or modify. Earnings and gains or losses derived from the assets in any investment fund shall be reflected in the balance of such investment fund under the plan.

                  The trustee shall invest the trust fund in proportion to the aggregate of investment elections made by the participants under subsections 4.6 and 4.7, as adjusted in accordance with subsection 4.5 at such times during the plan year as directed by the Board.


4.3      Allocation of Matching Employer Contributions

                  Matching employer contributions under subsection 3.2 of the plan will be allocated among and credited to the investment accounts of participants as specified in subsection 3.2.


4.4      SEO Unitized Stock Fund

                  The SEO Unitized Stock Fund is a fund that invests in American Depositary Shares (ADSs) of Stora Enso Oyj and short-term investments. It is not a mutual fund. A participant's account in the SEO Unitized Stock Fund is measured in units.

                  Any cash dividends received by the trustee with respect to ADSs of Stora Enso Oyj shall be applied by the trustee to purchase additional ADSs or to pay cash distributions or transfers in accordance with the provisions of the trust. Any ADSs received by the trustee as a stock split or stock dividend or as a result of a reorganization or recapitalization shall be allocated and credited to the accounts of participants in the SEO Unitized Stock Fund, according to the units (including fractional units) previously credited to such accounts.

                  Notwithstanding any other provision in the plan, effective upon the merger of Consolidated Papers, Inc. and Stora Enso Oyj, the Consolidated Papers, Inc. Common Stock Fund was replaced by the SEO Unitized Stock Fund. Any ADSs of Stora Enso Oyj received by a participant as a result of the merger between Consolidated Papers, Inc. and Stora Enso Oyj were allocated and credited to the participant's account in the SEO Unitized Stock Fund.


4.5      Other Account Adjustments

At such times during the plan year as the Board may direct (an "adjustment date"), but not less than once annually on each December 31, the trustee shall value each investment fund and adjust each participant's account balance to reflect the effect of income and contributions received, any changes in fair market value, expenses, withdrawals, transfers, loans, distributions and all other transactions since the preceding adjustment date respecting the particular fund.


4.6      Investment Elections

                  Each participant, in accordance with rules established by the Board, may elect the respective percentages of his income deferral contributions or matching employer contributions to be allocated to and invested in each of the investment funds. An election, once made, shall continue in effect until such election is changed or revoked by subsequent election. If no election has been made by a participant, 100 percent of his income deferral contributions and matching employer contributions will be invested in the Money Market Fund.


4.7      Transfers Between Investment Funds

                  Subject to any restrictions on the transfer from or to a particular investment fund which may be established by the Board, each participant may elect to transfer amounts credited to his account under one investment fund to his account under any other investment fund. Such transfers (the number and frequency of which shall be established from time to time by the Board) will occur as of any adjustment date or as soon as practicable thereafter provided that the participant makes his transfer election according to procedures established by the Board for this purpose.


4.8      Statement of Accounts

                  The Board shall direct the trustee to furnish each participant with a statement reflecting the balances in his investment accounts as at such dates as may be designated by the Board after all adjustments required under the plan have been made, with at least one annual statement each plan year ending December 31, unless required more frequently by law.


4.9      Rollovers

                  In accordance with such rules as the Board may establish from time to time:

                  (i) rollover amounts described in Section 402(c) of the Code,

                  (ii) rollover contributions described in Section 408(d)(3) of the Code, and

                  (iii) benefits of an employee under any other plan qualified under Section 401(a) of the Code which can be transferred pursuant to Section 401(a)(31) of the Code may be transferred in cash to and held by the trustee and will be credited to an account established in the name of the employee,

                  (iv)     excluding any after tax amounts

may be rolled over to this plan. Any amount received by the trustee for an employee in accordance with the foregoing will be subject to all applicable accounting provisions of Section 4 until distributed in accordance with subsection 5.3 of the plan. Such balance, as adjusted under the plan, will be fully vested and nonforfeitable.


4.10     Authority of Board to Modify Accounting Procedures

                  Notwithstanding any other provisions of this Section 4, the Board has directed the maintenance of a system of daily or on-demand recordkeeping under the plan and the trust. Notwithstanding any provision of the plan to the contrary, the Board may provide for participant elections under subsection 2.6, adjustment of participants' accounts under subsection 4.5, participants' investment elections under subsection 4.6 and participant transfers between investment funds under subsection 4.7 as frequently as it deems appropriate and may make any accounting adjustments in subsection 4.5 as it deems necessary to accommodate such system of daily or on-demand recordkeeping system. The Board, in its discretion, may establish such written procedures as it deems necessary to implement this subsection.

                                    SECTION 5

            Nonforfeitable Rights, Voting of Shares and Distributions


5.1      Nonforfeitable Rights

                  Subject to the provisions of subsection 3.9, each participant's accounts, as adjusted under the terms of the plan, shall at all times be fully vested and nonforfeitable.


5.2      Voting of America Depositary Shares (ADSs)

                  The trustee shall furnish, to each participant who has ADSs credited to his investment account under the SEO Unitized Stock Fund, notice of the date of each meeting of the shareholders of Stora Enso Oyj at which ADSs are entitled to be voted. Such notice shall include all information provided other shareholders with respect to the exercise of voting rights and request from each participant instructions as to the voting (or the exercise of any rights other than voting rights) at that meeting of ADSs credited to his account under the SEO Unitized Stock Fund. If the participant furnishes such instructions to the trustee within the time specified in the notification given to him, the trustee shall vote such ADSs (or exercise any other rights other than voting rights) in accordance with the participant's instructions (as allowed under the laws of Finland and the United States). Unless otherwise required by law, the trustee shall vote the ADSs pursuant to the majority of the directions received in order to comply with Finnish law. Except as otherwise required by law or Finnish securities regulations, the trustee shall not vote ADSs reflecting a participant's proportional interest in the SEO Unitized Stock Fund for which it has received no direction from the participant.


5.3      Distribution Upon Termination

                  If a participant's employment with all of the employers is terminated on account of retirement or for any other reason, distribution of his accounts shall be made to him or, in the event of his death, to his beneficiary (as defined in subsection 5.4) as soon as practicable after the first adjustment date coincident with or next following the date on which his employment terminates after all adjustments required under the plan as of that adjustment date have been made in accordance with Section 4. Notwithstanding the foregoing, and except as provided below in this subsection, payment of a participant's benefits will be made (or installment payments will commence) not later than 60 days after the latest of (a) the end of the plan year in which a participant attains normal retirement age, (b) the end of the plan year in which the participant terminates his employment with an employer, or (c) such later date on which the amount of the payment can be ascertained by the Board. Distribution of a participant's account shall be made at the direction of the participant (or, in the event of the participant's death, the participant's beneficiary), in one lump sum, in a series of quarterly or annual installments of substantially equal amounts over a reasonable period of time, as directed by the participant, not exceeding the lesser of 10 years or the joint life expectancy of the participant and his beneficiary, or transferred to an eligible retirement plan in accordance with the provisions of subsection 5.8. If the value of a participant's accounts at the date of distribution exceeds $5,000, such participant's benefits will be distributed to the participant prior to age 70 1/2 only with the participant's written consent.

                  If a participant dies after payment of his benefits has begun but has not yet been completed, the remaining portion of such benefits shall be distributed over a period not exceeding the period over which payments were being made to the participant. If a participant dies before payment of his benefits has begun, his benefits must be distributed over a period not exceeding the greatest of:

                  (i)      five years from the death of the participant;

                  (ii) in the case of payments to a designated beneficiary other than the participant's spouse, the life expectancy of such beneficiary, provided payments begin within one year of the participant's death; or

                  (iii) in the case of payments to the participant's spouse, the life expectancy of such spouse, provided payments begin by the date the participant would have attained age 701/2.

                  A participant's SEO Unitized Stock Fund account shall be distributed in the form of ADSs equal to the number of full ADSs credited to his SEO Unitized Stock Fund account and cash representing the balance of any fractional ADS and short term investments in his account, with the fair market value of any ADSs being determined as of the date of distribution to the participant or, the participant or his beneficiary may elect to receive the value of his SEO Unitized Stock Fund account in cash. Distribution of all other amounts shall be made in cash.

                  A participant may elect to defer distribution of his account balances, but not beyond his required commencement date. For purposes of this subsection 5.3, a participant's "required commencement date" means April 1 of the calendar year next following the later of the calendar year in which the participant attains age 70 1/2 or the calendar year in which he terminates employment with the employers; provided, however, that the required commencement date of a participant who is a five percent owner (as defined in Section 416 of the Code) with respect to the plan year ending in the calendar year in which he attains age 70 1/2 shall be April 1 of the next following calendar year. Until all of a participant's benefits have been distributed under the plan, all appropriate accounting provisions of Section 4 shall apply to the participant's accounts under the plan.

                  All distributions under the plan shall comply with Section 401(a)(9) of the Code. With respect to distributions under the plan made on or after September 1, 2001 for calendar years beginning on or after January 1, 2001, the plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under such Code section that were proposed on January 17, 2001 (the Proposed Regulations), notwithstanding any provision of the plan to the contrary. If the total amount of required minimum distributions made to a participant for 2001 prior to September 1, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This subsection shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) of the Code or such other date as may be published by the Internal Revenue Service.


5.4      Designation of Beneficiary

                  Each participant from time to time, by signing a beneficiary designation form, may designate any natural or legal person or persons (who may be designated concurrently, contingently or successively) to whom his benefits are to be paid if he dies before he receives any or all of his benefits; provided, however, that the beneficiary of a participant who is married on the date of his death shall be his surviving spouse, if any, unless the participant has designated another person as his beneficiary and the participant's spouse consents thereto in writing and such consent acknowledges the effect of the designation and is witnessed by a company benefit representative or a notary public. A beneficiary designation form and any spousal consent will be effective only when filed with the Board or its designee while the participant is alive and will cancel all beneficiary designation forms previously so filed. If a deceased participant who was not married on the date of his death failed to designate a beneficiary as provided above, or if the deceased participant's spouse or other beneficiary designated by him dies before him or before complete payment of the participant's benefits, the Board, in its sole discretion, may direct that the participant's benefits be paid to:

                  (a) The legal representative or representatives of the estate of the last to die of the participant, his spouse and any natural person chosen as the participant's designated beneficiary or, if the estate has been closed, to

                  (b) One or more of the participant's relatives by blood, adoption or marriage and in such proportions as the Board determines.

The term "designated beneficiary" as used in the plan means the natural or legal person or persons (including a trustee or other legal representative acting in a fiduciary capacity) designated by a participant as his beneficiary in the last effective beneficiary designation form filed with the Board under this subsection. The term "beneficiary" as used in the plan means the natural or legal person or persons to whom a deceased participant's benefits are payable under this subsection.


5.5      Hardship Withdrawals

                  A participant may request to withdraw all or any portion of the net credit balance in his investment accounts provided that the withdrawal is necessary because of a hardship, as defined below, causing immediate and heavy financial needs on the participant. Such request shall be made in accordance with procedures established by the Board, and shall be effective in accordance with such rules as the Board shall establish from time to time. The request must include the participant's certification in writing that such withdrawal does not exceed the amount required to meet such immediate and heavy financial need including anticipated taxes due to such withdrawal, and is not reasonably available from other resources of the participant including:

                  (i) cessation of income deferral contributions to the plan,

                  (ii)     a loan from this plan,

                  (iii) the borrowing from commercial sources on reasonable commercial terms,

                  (iv) reimbursement or compensation by insurance or otherwise, or

                  (v)      reasonable liquidation of the participant's assets.

                  A participant may not withdraw an amount greater than the sum of the amount of his income deferral contributions credited to his account, plus earnings credited to his account as of December 31, 1988 on income deferral contribution amounts, plus any amounts credited to his account under subsection
4.9 and earnings thereon, plus company matching contributions and earnings thereon, if any. Such withdrawal shall not exceed the value of such accounts as of the adjustment date coincident with or next preceding the date of withdrawal.

                  Hardship means an immediate and heavy financial need of a participant due to:

                  (i) any extraordinary expenses incurred on account of accident, sickness, disability or other financial emergency affecting him or any of his dependents which are not reimbursable by insurance but qualify under Section 213 of the Code as medical expenses for tax deduction purposes for the participant without regard for the percentage of income requirement, or,

                  (ii) tuition and related expenses for the next twelve months of his post-secondary education or the post-secondary education of his dependents, or

                  (iii) payment on the purchase price of his principal residence, payments of principal on a mortgage on such residence (not including regular mortgage payments), or payments for initial construction of a principal residence to be occupied by the participant, but shall not include any expenditures for non-structural capital items, or

                  (iv) payments necessary to prevent foreclosure or eviction from a primary residence (whether that is past due mortgage or rent).

                  The Board, or its designee, shall determine, under uniform and nondiscriminatory standards, that the hardship request meets the criteria for a hardship. The decision of the Board shall be binding on all participants.

                  Participants for whom a hardship withdrawal is processed shall be prohibited from making income deferral contributions to this plan for twelve months from the date on which such hardship withdrawal is processed for hardship withdrawals taken prior to January I, 2002. For hardship withdrawals taken on or after January 1, 2002, a participant shall be prohibited from making income deferral contributions to this plan for six months from the date on which such hardship withdrawal is processed.

                  In addition, the limitation, (imposed by Section 402(g) of the Code, as adjusted for changes in the cost of living), on a participant's income deferral contributions, pursuant to subsection 2.6 of this plan, for a participant receiving a hardship withdrawal shall, for the participant's next tax year, be reduced by the amount of such participant's total income deferral contributions made to the plan in the participant's tax year in which the participant's hardship withdrawal was processed.


5.6      Pre-Termination Distributions

                  A participant who has attained age 59 1/2 may irrevocably elect that the entire net credit balance in his investment accounts (after any adjustments required under the plan have been made) be distributed to him as soon as practicable thereafter by payment in a lump sum. A distribution to a participant under this subsection shall immediately be charged to such participant's account but shall not prohibit the participant from continuing to participate in the plan.


5.7      Loans to Participants

                  While it is the primary purpose of the plan to assist eligible employees in providing for future financial security , the Board may offer a participant loan program pursuant to such rules as the Board may from time to time establish. Such program shall allow a participant limited access to a portion of the participant's account through loans for specific purposes.

                  (a) Eligibility. Participants whose account balances are at least $2,000 may apply for a loan.

                  (b)      Purpose of Loan. Loans will be permitted for:

                           (i)      "hardship" cases described in subsection
                                    5.5, or

                           (ii) purchase, refinancing or renovation of the plan participant's principal or secondary residence, including the purchase of land to be used for building a principal or secondary residence, or

                           (iii) expenses incurred in adoption of a child by the participant including legal fee and agency fees.

                  (c) Amount of Loan. The minimum amount of a loan is $1,000.

                           The maximum total amount of all outstanding loans of a participant is 50% of the participant's account balance but no more than $50,000 (reduced by any outstanding loan balance(s)).

                           The amount of any loan made to a participant from his account will be charged against each of the investment funds in the same percentage the participant has elected to have his account invested in each of such investment funds.

                  (d) Interest Rate. Each loan shall bear a reasonable rate of interest, determined as the prime rate published in the Wall Street Journal on the first working day of the month in which application for such loan is made under rules promulgated by the Board.

                  (e) Amortization Period. In general, loans shall be amortized for repayment in equal payments over a period not to exceed 60 months. However, loans for the purpose of purchasing a principal residence shall not be subject to the 60-month repayment period but shall instead be amortized over a period not to exceed a maximum period of 15 years.

                           In the event of a participant's leave of absence, a loan may be reamortized during its term but the repayment period of any refinanced loan shall not exceed the original period of the loan. However, in the event of a participant's military leave of absence while a loan is outstanding, the original period of the loan shall be extended by the length of the military leave in accordance with Section 414(u)(4) of the Code.

                  (f) Applying for a Loan. A participant may apply for a loan by completing and signing a note and disclosure agreement as provided by the trustee. The Board or its designee shall review the loan application to determine if the loan's purpose, amount, repayment schedule and the participant's ability to repay the loan meet the requirements of this subsection.

                  (g) Repayment. Loan payments shall be made at least monthly, according to the schedule established in the note and disclosure agreement. Payments shall be made by payroll deduction by actively employed participants.

                           Inactive participants must repay the loan in full no later than six months following the month in which the participant is no longer actively employed, except that a loan for the purchase of the participant's principal residence where the loan's amortization period exceeds 60 months may be repaid within the time prescribed in accordance with such loan's original amortization period.

                           Repayment of principal and interest for a loan shall be credited to the participant's account in the same percentage as elected by the participant in accordance with subsection 4.6 of the plan.

                           Advance repayment of the full loan amount, including accumulated interest, shall be permitted.

                           Loan repayments will be suspended under the plan as permitted under Section 414(u)(4) of the Code in the case of a participant's military service

                  (h) Security. The loan shall be an investment of the participant's account. Each loan shall be secured by a pledge of an equal amount of the participant's account balance under the plan.

                  (i) Default. In the event a participant fails to repay a loan within the time prescribed and according to its tenor and the loan is declared in default by the Board, any balance due and any interest accrued shall be treated as a deemed distribution in accordance with regulations issued by the Internal Revenue Service. In any event, if upon a participant's termination of employment, any loan made to him or any portion thereof, together with accrued interest thereon, remains unpaid, the total of the unpaid balance of such loans and accrued interest thereon shall be deemed distributed to the participant and charged against his account before distribution of the participant's account balance is made to the participant.

                           The Board shall take reasonable action with an active participant to try to prevent a default. This includes reamortization of the loan, including an extension, provided such reamortization or extension would not violate any limits set forth in subsection
                           (e) above. The Board shall, after all reasonable actions have failed to bring the loan current and maintain such loan according to its tenor, declare the loan in default.

                           Any defaulted loan of a participant, which has been treated as a deemed distribution, including any interest accumulated thereon, shall continue to be taken into account in determining any new allowable loan for the participant until such defaulted loan has been repaid to the plan.


5.8      Direct Transfer of Eligible Rollover Distributions

                  Notwithstanding any provision of the plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Board, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution shall not include:

                  (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary or for a specified period of ten years or more;

                  (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

                  (iii)    any hardship withdrawals made under the plan.

                  An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. For purposes of this subsection, a distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.


5.9      Distribution to Alternate Payees

                  Any domestic relations order issued by a State Court of Jurisdiction, which assigns all or a portion of a participant's benefits under the plan to an alternate payee, shall be delivered to the Board or its designee. The Board, or its designee, shall render an opinion as to whether the domestic relations order is a "qualified domestic relations order" as defined by Section 414(p) of the Code.

                  The Board, or its designee, may direct the trustee to distribute amounts payable under the terms of a qualified domestic relations order to the designated alternate payee(s) under such order on the earliest date specified in such order, without regard to whether such distribution is made or commences prior to the participant's earliest retirement age (as defined in Section 414 (p)(4)(B) of the Code) or the earliest date that the participant could commence receiving benefits under the plan.

                  In no event shall a domestic relation order cause the total benefit, on behalf of a concerned participant, the participant's beneficiaries and all alternate payees, to exceed the participant's vested interest in the plan or cause benefits to be payable in a form other than as available under the plan. Likewise, benefits assigned to an alternate payee under a previous domestic relations order may not be alienated under a subsequent domestic relations order.

                                    SECTION 6

                          Limitations on Contributions


6.1      Contribution Limitations

                  For the plan year commencing January 1, 2001, the "annual addition" (as defined below) to a participant's accounts under this plan shall not exceed the lesser of

                  (a)      $30,000; or

                  (b) 25 percent of the participant's compensation for such plan year.

For each plan year commencing on or after January 1, 2002, the "annual addition" (as defined below) to a participant's account under this plan shall not exceed the lesser of:

                  (c) $40,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue; or

                  (d) 100 percent of the participant's compensation for such plan year.

The term "annual addition" for any plan means the sum of the following amounts credited to a participant's accounts under such plan for that year:

                  (e) employer contributions;

                  (f) participant's contributions, if any; and

                  (g) forfeitures.

                  The annual addition to a participant's accounts under this plan will be reduced by the amount of annual additions credited to such participant's accounts under any other defined contribution plan maintained by the employers or controlled group members. If for any plan year the amount allocable to any participant under the plan would exceed the maximum annual addition, such excess amount shall be reduced by returning part, or (if necessary) all, of the matching employer contributions and then the income deferral contributions credited to the participant's investment accounts during the plan year. A participant's "compensation" for purposes of this subsection
6.1 means a participant's total cash compensation determined in accordance with
Section 415(c)(3) of the Code and regulations thereunder, but including any elective deferral (as defined in Section 402(g)(3) of the Code) and any amount contributed or deferred by an employer or controlled group member under Section 125 or 457 of the Code.

                                    SECTION 7

                               General Provisions


7.1      Interests Not Transferable

                  The interests of persons entitled to benefits under the plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state's income tax act or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.


7.2      Facility of Payment

                  When a participant or other person entitled to benefits under the plan is under a legal disability or, in the Board's opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Board may direct that such participant's or person's benefits be distributed to his legal representative or to a relative or friend of such person for his benefit, or the Board may apply the benefits of such person in any manner that the Board may select which is consistent with the plan and permitted by law.


7.3      Absence of Guaranty

                  The trustee, the Board and the employers do not in any way guarantee the trust fund from loss or depreciation. The employers do not guarantee any payment to any person. The liability of the Board and the trustee to make distribution under the plan is limited to the available assets of the trust fund.


7.4      Employment Rights

                  The plan does not constitute a contract of employment or serve to alter the at-will nature of employment, and participation in the plan will not give any employee the right to be retained in the employ of the employers, nor any right or claim to any benefit under the plan, unless such right or claim has specifically accrued under the terms of the plan.


7.5      Litigation by Participants or Other Persons

                  No litigation may be begun against an employer, the Board (or any member thereof) or the trustee by or on behalf of any person with respect to benefits under the plan until all administrative remedies under the plan, including an appeal under subsection 7.8, have been exhausted.

                  To the extent permitted by law, if a legal action begun against an employer, the Board (or any member thereof), or the trustee by or on behalf of any person with respect to benefits under the plan results adversely to that person, or if a legal action arises because of conflicting claims to a participant's or beneficiary's benefits, the cost to any employer, the Board (or any member thereof), or the trustee of defending the action will be charged to the extent possible to the sums, if any, that were involved in the action or were payable to the participant or beneficiary concerned.


7.6      Evidence

                  Evidence required of anyone under the plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.


7.7      Action by Employers

                  Any action required or permitted of an employer under the plan shall be by resolution of the Board of Directors of SENA or by a duly authorized committee of the Board of Directors of SENA, or by a person or persons authorized by resolution of the Board of Directors of SENA or such committee.


7.8      Review of Benefit Determinations

                  The Board, or its designee, will provide notice in writing to any participant, beneficiary or other person whose claim for benefits under the plan is denied, wholly or partially, within a reasonable period of time, but not later than 90 days after receipt of the claim

                  Within 60 days of receipt by the participant, beneficiary or other person of the written notice of denial of the claim, the participant may file a written request with the Board for a full and fair review of the denial of the participant's claim for benefits, including a hearing if deemed necessary by the Board. In connection with the participant's appeal of the denial of benefits, the participant may review pertinent documents and may submit issues and documents in writing. The Board will deliver to the participant a written decision on the claim no later than 60 days after the receipt of the participant's request for review except that if there are special circumstances, (such as a need to hold a hearing), which require an extension of time for processing the 60 day period will be extended to 120 days.


7.9      Waiver of Notice

                  Any notice required under the plan may be waived by the person entitled to notice.


7.10     Controlling Law

Except to the extent superseded by federal law, the laws of State of Wisconsin shall be controlling in all matters relating to the plan.


7.11     Determination of Fair Market Value

                  The fair market value of ADSs of Stora Enso Oyj on any particular date shall be determined in accordance with the trust or under any other method required under regulations adopted by the Internal Revenue Service. In the event an employer contribution is made in ADSs, the value of such ADSs shall be equal to the fair market value, as determined in good faith and in accordance with regulations prescribed by the Internal Revenue Service.


7.12     Statutory References

                  Any reference in the plan to a section of the Code, of the Employee Retirement Income Security Act of 1974, or any other federal law, shall include any comparable section or sections of any future legislation that amends, supplements or supersedes that section.


7.13     Severability

                  In the event any provision of the plan is held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the plan, and the plan shall be construed and enforced as if such illegal and invalid provision had never been incorporated in the plan.


7.14     Fiduciary Responsibilities

                  Each fiduciary of the plan shall discharge his duties with respect to the plan solely in the interest of plan participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.


7.15     Withholding

                  The trustee shall withhold for federal or state income tax purposes from any distributions or withdrawals made under the plan such amounts as are required under Internal Revenue Service regulations or under applicable state law.


7.16     Leased Employees

                  A leased employee (as defined below) shall not be eligible to participate in the plan. A "leased employee" means any person who is not an employee of the employer, but who has provided services to the employer under primary direction and control by the employer, on a substantially full time basis for a period of at least one year, pursuant to an agreement between the employer and a leasing organization. The period during which a leased employee performs services for an employer shall be taken into account for purposes of subsection 2.2 of the plan unless:

                  (i) such leased employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, immediate participation for all employees and full and immediate vesting, and

                   (ii) leased employees do not constitute more than twenty percent (20%) of the employer's nonhighly compensated work force.

                                    SECTION 8

                              The SENA 401(k) Board


8.1      Membership

                  A Board consisting of four members (who may but need not be employees of an employer) shall be appointed by SENA. The Secretary of SENA shall certify to the trustee from time to time the appointment to (and termination of) office of each member of the Board and the person who is selected as secretary of the Board.


8.2      Board's General Powers, Rights and Duties

                  In addition to the powers, rights and duties given to the Board elsewhere in the plan and trust documents, the Board shall control and manage the operation and administration of the plan. The Board shall have the discretionary and exclusive right to construe and interpret the plan and to decide all matters arising thereunder. All determination of the Board with respect to any matter hereunder shall be conclusive and binding on all persons subject to the appeal procedures provided in this plan. Without limiting the generality of the foregoing, the Board shall have the following powers, rights and duties:

                  (a) To select a secretary, if it believes it advisable, who may but need not be a Board member.

                  (b) To determine, in the Board's sole discretion, all questions arising under the plan, including the power to determine the rights or eligibility of employees or participants and any other persons to benefits under the plan, and the amount of their benefits under the plan, and to remedy ambiguities, inconsistencies or omissions. Benefits under this plan will only be paid if the Board decides in its discretion that the applicant is entitled to them.

                  (c) To adopt such rules of procedure and regulations as in the Board's opinion may be necessary for the proper and efficient administration of the plan and as are consistent with the plan and trust agreement.

                  (d) To enforce the plan in accordance with the terms of the plan and the trust agreement and the rules and regulations adopted by the Board.

                  (e) To direct the trustee as respects payments or distributions from the trust fund in accordance with the provisions of the plan.

                  (f) To furnish the employers with such information as may be required by them for tax or other purposes in connection with the plan.

                  (g) To employ agents, attorneys, accountants or other persons (who also may be employed by the employers) and to allocate or delegate to them such powers, rights and duties as the Board may consider necessary or advisable to properly carry out administration of the plan.

                  (h) To delegate to employees of SENA or the trustee, who are not Board members, such duties and functions relating to the plan, including but not limited to, administration of participant accounts, claims, requests for loans, withdrawals, changes to investments and income deferral contributions, as the Board determines appropriate. The Board and the trustee retain full and exclusive authority over and responsibility for any such duties or activities delegated to and performed by employees of SENA or the trustee and nothing contained in this subsection shall be construed to confer upon any such employee any discretion, authority or control respecting the management, administration and operation of the plan.


8.3      Manner of Action

During a period in which two or more Board members are acting, the following provisions apply where the context admits:

                  (a) A Board member by writing may delegate any or all of his rights, powers, duties and discretions to any other member, with the consent of the latter.

                  (b) The Board members may act by meeting or by writing signed without meeting, and may sign any document by signing one document or concurrent documents.

                  (c) An action or a decision of a majority of the members of the Board as to a matter shall be as effective as if taken or made by all members of the Board.

                  (d) If, because of the number qualified to act, there is an even division of opinion among the Board members as to a matter, a disinterested party selected by the Board shall decide the matter and his decision shall control.

                  (e) Except as otherwise provided by law, no member of the Board shall be liable or responsible for an act or omission of the other Board members in which the former has not concurred.

                  (f) The certificate of the secretary of the Board or of a majority of the Board members that the board has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.


8.4      Interested Board Member

                  If a member of a Board also is a participant in the plan, he may not decide or determine any matter or question concerning distributions of any kind to be made to him or the nature or mode of settlement of his benefits unless such decision or determination could be made by him under the plan if he were not serving on the Board.


8.5      Resignation or Removal of Board Members

                  Any member of the Board may be removed by SENA at any time, with or without cause, by giving 10 days' prior written notice to him and the other members of the Board. A member of the Board may resign at any time by giving 10 days' prior written notice to Stora Enso and the other members of the Board. SENA may fill any vacancy in the membership of the Board, provided, however, that if a vacancy reduces the membership of the Board to less than three, such vacancy shall be filled as soon as practicable. SENA shall give prompt notice thereof to the other members of the appropriate Board. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the Board.


8.6      Information Required by Board

                  Each person entitled to benefits under the plan shall furnish the Board with such documents, evidence, data or information as the Board considers necessary or desirable for the purpose of administering the plan. The employers shall furnish the Board with such data and information as the Board may deem necessary or desirable in order to administer the plan. All information furnished to the Board shall be maintained in confidence by Board members. The records of the employers as to an employee's or participant's period of employment, hours of service, termination of employment and reason therefor, leave of absence, reemployment and compensation will be conclusive on all persons unless determined to the Board's satisfaction to be incorrect.


8.7      Uniform Rules

                  The Board shall administer the plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.


8.8      Board's Decision Final

                  Subject to applicable law, any interpretation of the provisions of the plan and any decisions on any matter within the discretion of the Board made by the Board in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Board shall make such adjustment on account thereof as it considers equitable and practicable.

                                    SECTION 9

                     Amendment, Termination and Plan Merger


9.1      Amendment

                  While SENA and the employers expect and intend to continue the plan, SENA reserves the right to amend the plan from time to time and to the extent that SENA may deem advisable without the consent of any other employer, trustee, participant or beneficiary. Such amendment shall be in writing and duly signed by an authorized officer of SENA and presented to the Board.

                  No amendment to the plan shall decrease a participant's accrued benefit determined immediately prior to the later of the date the amendment is adopted or effective, shall have the effect of vesting in an employer any interest in or control over any asset held hereunder by the trustee, result in the return or repayment of any part of the trust fund to any employer (subject to subsection 3.6) or distribution of the trust fund to anyone other than participants and any other person entitled to benefits under the plan or shall increase the duties or responsibilities of the trustee or the Board without the respective written consent of the trustee or the Board.


9.2      Termination

                  Subject to the provisions of the next sentence, SENA may terminate the plan at any time by giving advance written notice of the termination to the Board, the trustee and the other employers. If the plan is terminated as to all participants (or if there is a partial termination of the plan as respects some participants), the accounting provisions of the plan shall continue to apply to the extent appropriate so that distribution of participants' benefits may be made to them after their termination of employment with the employers in accordance with subsection 5.3.


9.3      Plan Merger or Consolidation

                  In no event shall there be any merger or consolidation of this plan with, or transfer of assets or liabilities of this plan to, any other plan unless each participant in this plan would (if the other plan were then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this plan had then been terminated).


9.4      Notice of Amendment, Termination or Plan Merger

                  Participants affected thereby will be notified of an amendment, termination, plan merger or consolidation within a reasonable time.

                                  SUPPLEMENT A

                      Special Rules When Plan is Top-Heavy


                  A-1. Purpose and Effect. The purpose of this Supplement A is to comply with the requirements of Section 416 of the Code. The provisions of this Supplement A shall apply for each plan year in which the plan is a "top-heavy plan" within the meaning of Section 416(g) of the Code.

                  A-2. Top-Heavy Plan. In general, the plan will be a top-heavy plan for any plan year if, as of the last day of the preceding plan year (the "determination date"), the sum of amounts in (a), (b) and (c) below for key employees (as defined below and in Section 415(i)(1) of the Code) exceeds 60 percent of the sum of such amounts for all employees who are covered by a defined contribution plan or defined benefit plan which is aggregated in accordance with paragraph A-4 below:

                  (a) The aggregate account balances of participants under this plan.

                  (b) The aggregate account balances of participants under any other defined contribution plan included in paragraph A-4.

                  (c) The present value of cumulative accrued benefits of participants under any defined benefit plan included in paragraph A-4.

In making the foregoing determination

                  (i) a participant's account balances shall be increased by the aggregate distributions, if any, made with respect to the participant during the 5-year period ending on the determination date,

                  (ii) the account balances of a participant who was previously a key employee, but who is no longer a key employee, shall be disregarded,

                  (iii) the accounts of a beneficiary of a participant shall be considered accounts of the participant, and

                  (iv) the account balances of a participant who has not performed services for an employer during the 5-year period ending on the determination date shall be disregarded.

                  A-3. Key Employee. In general, a "key employee" is an employee who, at any time during the 5-year period ending on the determination date, is or was:

                  (a) an officer of an employer or controlled group member receiving annual compensation greater than 50% of the limitation in effect under Section 415(b)(1)(A) of the Code; provided that for purposes of this subparagraph (a), no more than 50 employees of the employer and the controlled group members (or if lesser, the greater of 3 employees or 10 percent of the employees) shall be treated as officers;

                  (b) one of the ten participants receiving annual compensation of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning the largest interests in an employer in excess of a 0.5 percent interest;

                  (c)      a 5 percent owner of an employer; or

                  (d) a 1 percent owner of an employer receiving annual compensation from the employers and all other controlled group members of more than $150,000.

For purposes of this Supplement A, the term "compensation" shall mean compensation within the meaning of Section 1.415-2(d) of the Code.

                  A-4. Aggregation of Plans. Each other defined contribution plan and defined benefit plan maintained by the employers or controlled group members which covers a "key employee" as a participant or which is maintained by the employers or controlled group members in order for a plan covering a "key employee" to be qualified shall be aggregated in determining whether this plan is top-heavy.

                  A-5. Minimum Employer Contribution. For any plan year in which the plan is a top-heavy plan, the employer contribution credited to each participant who is not a key employee shall not be less than 3 percent of such participant's compensation for that year. In no event, however, shall the employer contribution credited in any year to a participant who is not a key employee (expressed as a percentage of such participant's compensation) exceed the maximum employer contribution credited in that year to a key employee (expressed as a percentage of such key employee's compensation up to the limitations in Section 401(a)(17) of the Code) ). Income deferral contributions made under subsection 3.1 shall not be treated as an employer contribution.

                  A-6. Maximum Compensation. For any plan year in which the plan is a top-heavy plan, a participant's compensation in excess of the limitations in Section 401(a)(17) of the Code (or such greater amount as may be determined by the Commissioner of Internal Revenue for that plan year) shall be disregarded for purposes of determining an employer's contribution made under subsections
3.1 and 3.2 of the plan.

                  A-7. No Duplication of Benefits. If the employer and controlled group members maintain more than one plan, the minimum contribution otherwise required under paragraph A-5 above may be reduced in accordance with regulations of the Internal Revenue Service to prevent inappropriate duplication of minimum benefits or contributions.

                  A-8. Deleted.

                  A-9. Use of Terms. All terms and provisions of the plan shall apply to this Supplement A, except that where the terms and provisions of the plan and this Supplement A conflict, the terms and provisions of this Supplement A shall govern.

                                  SUPPLEMENT B

                  B-1. Purpose. Effective June 30, 1995 (the "Closing Date"), Consolidated Papers, Inc. acquired the outstanding stock of Niagara of Wisconsin Paper Corporation ("NOW"). The purpose of this Supplement B is to provide for participation in the plan by employees of NOW who immediately preceding the Closing Date were employed by NOW and participated in the Pentair, Inc. Retirement Savings and Stock Incentive Plan (the "Pentair Plan").

                  B-2. Participation. All employees of NOW who, immediately preceding the Closing Date, were employed by NOW and participated in the Pentair Plan ("NOW Participants") shall be eligible to participate in the plan on and after the effective date. In no event shall former employees (or their beneficiaries) of NOW who retired, died or terminated employment prior to the Closing Date be eligible to participate in or receive benefits under the plan. Employees of NOW who were not participating in the Pentair Plan immediately preceding the Closing Date will be eligible to participate in the plan in accordance with subsection 2.1 of the plan.

                  B-3. Credited Service for NOW Employees. For purposes of determining years of service under the plan, the credited service of a NOW employee under the Pentair Plan who becomes a participant in the plan will include his period of service with NOW as of the Closing Date (including any service with a predecessor company which was recognized by NOW under the Pentair Plan as service with NOW).

                  B-4. Rollovers. Pursuant to subsection 4.9 of the plan, NOW Participants shall be permitted to rollover amounts distributed from the Pentair Plan that qualify as eligible rollover distributions under Section 402(c) of the Code.

                  B-5. Use of Terms. Unless otherwise expressly qualified by this Supplement B, terms used in this supplement shall have the meanings defined in the plan.

                  B-6. Limitations. Except to the extent expressly provided by this Supplement B, NOW Participants shall be subject to all the terms and conditions of the plan.

                  B-7. Effective Date. The effective date of this Supplement B is August 23, 1995.

                                  SUPPLEMENT C

                  C-1. Purpose. Effective as of September 19, 1996, the Lake Superior Paper Industries Retirement Savings Investment Plan (the "LSPI Plan") maintained by Lake Superior Paper Industries, Inc. ("LSPI") was merged and consolidated with and into the plan. The purpose of this Supplement C is to preserve certain features of the LSPI Plan for LSPI Plan participants on and after the date of such merger and consolidation in accordance with the provisions of Section 414(l) of the Code.

                  C-2. Participation. All employees of LSPI who, immediately preceding September 19, 1996, were employed by LSPI and participated in the LSPI Plan ("LSPI Participants") shall become participants in the plan on September 19, 1996. Former employees (or their beneficiaries) of LSPI who retired, died or terminated employment prior to September 19, 1996 will receive their account balances from the plan. Employees of LSPI who were not participating in the LSPI Plan immediately preceding September 19, 1996, will be eligible to participate in the plan in accordance with subsection 2.1 of the plan.

                  C-3. Investment Funds. In addition to the investment funds provided in the plan, the Minnesota Power Stock Fund and Pentair Inc. Stock Fund ("Minnesota Power and Pentair Funds") will be continued for LSPI Participants with Minnesota Power stock and/or Pentair Inc. stock in such Funds immediately prior to the merger and consolidation. No contributions made by or on behalf of an LSPI Participant under the plan will be permitted to be invested in the Minnesota Power and Pentair Funds and no LSPI Participant will be able to transfer cash or other assets from any other investment fund to the Minnesota Power and Pentair Funds. Any dividends or other earnings in such Minnesota Power and Pentair Funds will be invested in one or more of the other investment funds under the plan as directed by such LSPI Participant and transfers from the Minnesota Power and Pentair Funds may only be made to one of the other investment funds under the plan.

                  C-4. Voluntary Contributions. All after tax voluntary participant contributions made under the LSPI Plan shall be credited to a "voluntary contribution account" established under subsection 4.1 for the benefit of each LSPI Participant who made such contributions before September 19, 1996 and such account shall be fully vested and nonforfeitable. No additional after tax voluntary participant contributions will be permitted.

                  C-5. Deleted.

                  C-6. Distributions. In addition to the distributions permitted under subsection 5.3, an LSPI participant in the LSPI Plan immediately prior to September 19, 1996, may elect, prior to March 31, 2002, to receive an annuity contract purchased by the trustee with such participant's account balances and providing for payments over a fixed period, not exceeding the period that installment payments can be made under subsection 5.3 of the plan. Subsequent to March 31, 2002, no distributions in the form of an annuity contract will be available under the plan.

                           An LSPI participant in the LSPI Plan immediately
prior to September 19, 1996,
may request a withdrawal of any after-tax contributions to the former LSPI plan.

                  C-7. Use of Terms. Unless otherwise expressly qualified by this Supplement C, terms used in this supplement shall have the meanings defined in the plan.

                  C-8. Limitations. Except to the extent expressly provided in this Supplement C, LSPI Participants shall be subject to all the terms and conditions of the plan.

                  C-9. Effective Date. The "effective date" of this Supplement C is September 19, 1996.

                                  SUPPLEMENT D

                  D-1. Purpose. The purpose of this Supplement D is to provide for participation in the plan by employees of Inter Lake Wisconsin, Inc. or any other Employer ("Inter Lake") who immediately prior to June 1, 1998 were employed by Inter Lake and participated in the Inter Lake Wisconsin, Inc. 401(k) Retirement Plan and Trust (the "Inter Lake Plan").

                  D-2. Participation. All employees of Inter Lake who, immediately prior to June 1, 1998 participated in the Inter Lake Plan ("Inter Lake participants") shall be eligible to participate in the plan on and after June 1, 1998. Other Inter Lake employees who were not participating in the Inter Lake Plan immediately preceding June 1, 1998, will be eligible to participate in the plan in accordance with subsection 2.1 of the plan.

                  D-3. Credited Service for Inter Lake Employees. For purposes of determining years of service under the plan, any period of employment with Inter Lake or any other Employer under the Inter Lake Plan which would constitute a year of service under this plan if Inter Lake or such other Employer were an employer under the plan shall be counted for purposes of subsection 2.2.

                  D-4. Transfer of Accounts. Each Inter Lake participant may elect to transfer his account balance under the Inter Lake Plan to this plan, except that no Inter Lake Stock held as a part of such Inter Lake participant's account may be transferred to the plan. Any such amounts shall be fully vested and nonforfeitable and subject to all the terms and conditions of the plan except as follows:

                  a. such transferred amounts may be paid in quarterly installments over a payment period specified by the participant (not exceeding the joint life expectancy of the participant and the designated beneficiary) or by a dollar amount or an ad hoc basis for participants who have attained age 57 and terminated employment;

                  b. a participant who has made after tax voluntary contributions may elect to withdraw such contributions while employed;

                  c. a participant who has attained age 59-1/2 may elect to withdraw a portion of his transferred amount once in each plan year quarter while employed;

                  d. all such amounts (excluding earnings on employee 401(k) contributions after 1988) will be subject to the hardship withdrawal rules of subsection 5.5.

                  D-5. Use of Terms. Unless otherwise expressly qualified by this Supplement D, terms used in this supplement shall have the meanings defined in the plan.

                  D-6. Limitations. Except to the extent expressly provided by this Supplement D, Inter Lake participants shall be subject to all the terms and conditions of the plan.

                  D-7. Effective Date. The effective date of this Supplement D is June 1, 1998.

                                  SUPPLEMENT E

                  E-1. Purpose. Effective November 1, 1998, the Inter Lake USA Inc. Supplemental Retirement Plan (the "Inter Lake USA Plan") maintained by Inter Lake USA Inc. and its subsidiaries ("Inter Lake USA") will be merged and consolidated with and into the plan. The purpose of this Supplement E is to preserve certain features of the Inter Lake USA Plan for Inter Lake USA Plan participants on and after the date of such merger and consolidation in accordance with the provisions of Section 414(l) of the Code.

                  E-2. Participation. All employees of Inter Lake USA who, immediately preceding November 1, 1998, were employed by Inter Lake USA and participated in the Inter Lake USA Plan ("Inter Lake USA participants") shall become participants in the plan on such date or, if eligible to participate in the Inter Lake Plan, such earlier date specified in paragraph D-2 of Supplement
D. Employees of Inter Lake USA who were not participating in the Inter Lake USA Plan or Inter Lake Plan will be eligible to participate in the plan in accordance with subsection 2.1 of the plan.

                  E-3. Vesting. Each active Inter Lake USA participant shall be 100% vested in his accounts under the Inter Lake USA Plan. Each former Inter Lake USA participant who terminated employment prior to the effective date of this supplement and received (or was deemed to have received if 0% vested) his vested account balance under the Inter Lake USA Plan, shall become 100% vested in his accounts if he is reemployed by Inter Lake USA or another employer under the plan before incurring five consecutive one year breaks in service and repays the amount of his prior distribution from the plan within five years of reemployment.

                  E.4 Use of Terms. Unless otherwise expressly qualified by this Supplement E, terms used in this supplement shall have the meanings defined in the plan.

                  E-5. Limitations. Except to the extent expressly provided in this Supplement E, Inter Lake USA participants shall be subject to all the terms and conditions of the plan.

                  E-6. Effective Date. The "effective date" of this Supplement E is November 1, 1998.

                                  SUPPLEMENT F

                  F-1. Purpose. Effective December 15, 2000 (the "Merger Date"), the Consolidated Employees' Stock Ownership Plan (the "ESOP") will be merged and consolidated with and into the plan in accordance with the provisions of Section 414(1) of the Code.

                  F-2. Participation. Each participant, former participant or beneficiary of a participant or former participant in the ESOP with an account balance thereunder on the Merger Date shall have such account balance, as adjusted, transferred to the plan and credited on the Merger Date to an account established under the plan in the name of each such participant or former participant (or beneficiary, if applicable) if such participant or former participant is or was eligible to participate in the plan. All such accounts will be fully vested and nonforfeitable. Such transfers may be in cash, in kind. or both, as determined by the Board.

                  F-3. Use of Terms. Unless otherwise expressly qualified by this Supplement F, terms used in this supplement shall have the meanings defined in the plan.

                  F-4. Limitations. Except to the extent expressly provided in this Supplement F, ESOP participants or former participants shall be subject to all the terms and conditions of the plan.

                  F-5. Effective Date. The "effective date" of this Supplement F is December 15, 2000.